FOR IMMEDIATE RELEASE
---------------------


Media Contact:  Ellen Backus
                (978) 740-0780
                pr@bottomline.com

          Bottomline Technologies(R) Acquires Leading Web Technology
                              Software Developer

PORTSMOUTH, NH and GREAT NECK, NY - (October 25, 1999) - Bottomline Technologies (NASDAQ: EPAY) announced today that it has acquired the assets of privately held Integrated Cash Management Services, Inc. (ICM) in an all cash transaction.
ICM, of Great Neck, New York, is a leading software development company specializing in web access to complex back-office applications for financial institutions and their customers. ICM has provided its solutions for cash management, global securities management and trade finance to major financial institutions worldwide.

"We have gained a great deal of respect for the excellent technology and development teams assembled at ICM," stated Dan McGurl, president and CEO of Bottomline. "This acquisition will complement and enhance Bottomline's premier B2B billing, payment and cash management products. The ICM e-commerce web-engine will strengthen our business to-business cash related offerings and will enable our customers to further leverage the Internet. With this acquisition, Bottomline will provide our customers with a suite of products previously unavailable from a single vendor."

ICM's offerings include solutions for cash management, global securities management, trade finance, and S.W.I.F.T. interface. Customers of ICM include some of the largest global financial institutions such as The Standard Chartered Bank in Hong Kong, State Street Bank, and the Royal Bank of Canada. ICM was recently awarded the SWIFT Ready Gold Label for Electronic Banking. This prestigious award certifies ICM's adherence to financial message standards used by 6500 financial institutions worldwide.

Eric Campbell, President of ICM, stated, "We look forward to becoming a part of Bottomline Technologies, a leader in the field. This transaction will allow us to deliver ICM's industry-leading technology to a greater spectrum of customers who have been seeking quick-to-implement solutions for their Internet initiatives."

                                    -more-

                                           Bottomline Acquires Technology / P. 2

"We believe both organizations recognize the technology strengths, development opportunities, and customer service potential of this combination to be compelling and represent very good value for investors of both companies," continued McGurl. "We've worked closely with the ICM management and are pleased to indicate that the employees of ICM will be joining us and they will continue to work out of their offices in Great Neck," he concluded.

About Bottomline Technologies
-----------------------------
Bottomline Technologies(R) (NASDAQ: EPAY) is a leading provider of Internet payment and electronic commerce solutions. The Company's PayBase(R) - Payment Server/32/ suite enables organizations to transition from traditional paper checks to electronic payments, to engage in electronic commerce, and to control all payment functions from a single platform. The Company's NetTransact, a web-based business-to-business bill presentment and payment suite, is designed to enable organizations to create on-line communities between enterprise billers and their trusted partners, customers, and employees. Bottomline's solutions are utilized by over 2,500 organizations representing every major industry sector, from education, government and healthcare to finance, manufacturing, and retail. The Company is a member of Microsoft Solution Provider, Independent Software Vendor (ISV) and Value Chain Initiative (VCI) programs, and also has partnership arrangements with key software vendors, including Oracle, SAP, PeopleSoft, Lawson, and J.D. Edwards. Founded in 1989, Bottomline maintains its headquarters in Portsmouth, NH and has satellite offices located in most major cities. For more information, dial (800) 243-2528 or visit Bottomline on the web at www.bottomline.com.
       ------------------

                                      ###
Cautionary Language
This press release may contain forward-looking statements that involve risks and uncertainties, including statements regarding expected benefits of use of the Company's products and future growth or results. Among the important factors which could cause actual results to differ materially from those in the forward-looking statements are competition, market demand, technological change, strategic relationships, recent acquisitions, international operations and general economic conditions. For additional discussion of factors that could impact the Company's financial results, refer to the Company's Form 10-K filed February 1999.